Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

DeFi Development Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	% Variable Rate Series C Perpetual Preferred Stock, $0.00001 par value per share	(1)	457(o)		$	$100,000,000.00	0.0001381	$13,810.00

Total Offering Amounts:							$100,000,000.00		13,810.00
Total Fees Previously Paid:
Total Fee Offsets:									13,810.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	DeFi Development Corp.	(1)	S-1	333-290297	09/16/2025		$13,810.00	Equity	% Series C Cumulative Perpetual Preferred Stock, $0.00001 par value per share		$100,000,000.00	$
Fee Offset Sources	DeFi Development Corp.		S-1	333-290297		09/16/2025							15,310.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On September 16, 2025, the Registrant filed a registration statement on Form S-1 (Registration No. 333-290297), with an initial proposed maximum aggregate offering price of $100,000,000.00. In connection with the Form S-1 Registration Statement, the Registrant paid an aggregate filing fee of $15,310. No securities were sold under the Form S-1 Registration Statement. The Registrant hereby confirms that the Form S-1 Registration Statement has been withdrawn as of the date hereof.